Exhibit 10.1

TRANSITION AND RETIREMENT AGREEMENT

1.	PARTIES: The parties to this Transition and Retirement Agreement (“Agreement”) are THOMAS E. VICE (“Mr. Vice”) and NORTHROP GRUMMAN SYSTEMS CORPORATION (“Northrop Grumman” or “the Company”).

2.	RECITALS:

2.1
Mr. Vice has decided to retire effective August 18, 2017, and to transition out of his current position on April 1, 2017, to enable him to support an effective transition for his successor and to support corporate initiatives until his retirement. He will remain a Corporate Vice President and continue to report to the CEO, with a primary office location of Falls Church, VA until he retires on August 18, 2017.

2.2
As a Corporate Vice President, Mr. Vice has been and continues to be involved in managing the global operations of Northrop Grumman, including the capture and development of key programs critical to the long-term success of the Company. He is involved in the most sensitive and proprietary matters across the entire Company, including from a technical, strategic and financial perspective. Mr. Vice has been widely and regularly exposed to confidential, sensitive and proprietary information concerning Northrop Grumman’s global operations, at the headquarters and each of the operating sectors, including without limitation, in the areas of manned and unmanned aircraft, space, C4ISR, strike systems, cyber, sensors, electronics, through-life support and technology services. Mr. Vice has been widely and regularly exposed to confidential, sensitive and proprietary information relating to the Company’s short and long-term strategies, personnel, culture, leadership, finances, investments, technologies and customers.

2.3
Northrop Grumman is a Delaware corporation headquartered in the Commonwealth of Virginia. Mr. Vice’s job responsibilities have required him to spend substantial time working in Virginia, including among other things, attending corporate, sector and other leadership meetings, meeting with senior management on major programs and strategies, meeting with partners and customers, and managing operations and employees in Virginia and worldwide.

2.4
Mr. Vice and the Company have agreed to the retirement plan and timing described in Section 2.1 of this Agreement, to the benefits and compensation described in Section 3 of this Agreement, and the other terms of this Agreement, including Exhibit A.

3.
JOB TRANSITION AND BENEFITS: In exchange for the benefits and covenants set forth herein and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Mr. Vice hereby agree as follows:

3.1
The Company will continue Mr. Vice’s employment until August 18, 2017, subject to the Company’s right to terminate Mr. Vice for Cause. For purposes of this Section 3.1, “Cause” includes any of the following: (i) Mr. Vice’s failure to perform his assigned duties in accordance with the Company’s expected standards after being given written notice of deficiency, or (ii) Mr. Vice’s commission of an act of misconduct, or (iii) Mr. Vice’s conviction of any crime or loss of security clearance.

3.2	Mr. Vice will step down as President, Aerospace Systems sector, effective April 1, 2017, and perform duties assigned by the CEO until his retirement on August 18, 2017.

3.3
Mr. Vice will remain an elected Corporate Vice President reporting to the Chief Executive Officer, and continue as a full-time employee up to and including his Retirement Date (as defined in Section 4 below). Falls Church, VA will be his primary work location.

3.4
The Company will pay Mr. Vice an annual incentive bonus for the 2017 performance year, as if he had remained employed and eligible under the 2002 Incentive Compensation Plan, prorated to 7.5/12ths, subject to his ongoing and continued compliance with the terms and conditions of this Agreement (including without limitation the provisions of Sections 6 and 3.6). Subject to these conditions and proration, the payment, less applicable withholding, will be made to Mr. Vice in 2018 on or before March 15, 2018. If Mr. Vice breaches this Agreement, he will not be entitled to any payment under this Section 3.4, and if he has already received the payment, he will immediately return the full payment amount to the Company.

3.5	Mr. Vice is eligible for certain equity treatment with respect to his grants and stock holdings under the 2001 Long-Term Incentive Stock Plan and 2011 Long-Term Incentive Stock Plan, as follows:

3.5.1
Mr. Vice will receive his Early Retirement treatment of his 2015, 2016, and 2017 Restricted Stock Rights (RSR) grants, provided (i) Mr. Vice’s employment continues through August 18, 2017; and (ii) the Company has determined that Mr. Vice has complied and continues to comply with all of his obligations under the 2015-2017 RSR Terms and this Agreement (including without limitation the provisions of Sections 6 and 3.6). The Parties agree to modify, by this Agreement, Section 2.7 of the Terms and Conditions Applicable to 2015 Restricted Stock Rights, Terms and Conditions Applicable to 2016 Restricted Stock Rights, and Terms and Conditions Applicable to 2017 Restricted Stock Rights (“2015-2017 RSR Terms”) so that Mr. Vice, as a Key Employee, will receive payment of the prorated RSRs (and related Dividend Equivalents) on or before December 31, 2018 (but no earlier than six months and one day after his Separation from Service, as defined for purposes of the 2015-2017 RSR Terms); such payment date is permissible under Section 409A of the Internal Revenue Code because payment will be made in the same year it is otherwise owed. If Mr. Vice breaches the 2015-2017 RSR Terms or this Agreement, he agrees to deliver to the Company immediately upon request an amount in cash equal to the aggregate Fair Market Value, determined as of the payment date of all RSRs already settled, including any Dividend Equivalents. Except as modified hereby, the 2015-2017 RSR Terms shall continue to apply in accordance with their terms.

3.5.2
Mr. Vice will receive his Early Retirement treatment of his 2015 Restricted Performance Stock Rights (RPSR) grant, provided (i) Mr. Vice’s employment continues through July 30, 2017; and (ii) the Company determines that Mr. Vice has complied and continues to comply with all of his obligations under 2015 RPSR Terms and this Agreement (including without limitation the provisions of Sections 6 and 3.6). The Parties agree to modify, by this Agreement, Section 1.2 of the Terms and Conditions Applicable to 2015 Restricted Performance Stock Rights (“2015 RPSR Terms”) so that Mr. Vice will receive payment of the prorated RPSRs (and related Dividend Equivalents) in 2018 on or before March 15, 2018. If Mr. Vice breaches the 2015 RPSR Terms or this Agreement, he agrees to deliver to the Company immediately upon request an amount in cash equal to the aggregate Fair Market Value, determined as of the payment date of all RPSRs already settled, including any Dividend Equivalents. Except as modified hereby, the 2015 RPSR Terms shall continue to apply in accordance with their terms.

3.5.3
Mr. Vice will receive his Early Retirement treatment of his 2016 Restricted Performance Stock Rights (RPSR) grant, provided (i) Mr. Vice’s employment continues through July 30, 2017; and (ii) the Company determines that Mr. Vice has complied and continues to comply with all of his obligations under 2016 RPSR Terms and this Agreement (including without limitation the provisions of Section 6 and 3.6). The Parties agree to modify, by this Agreement, Section 1.2 of the Terms and Conditions Applicable to 2016 Restricted Performance Stock Rights (“2016 RPSR Terms”) so that Mr. Vice will receive payment of the prorated RPSRs (and related Dividend Equivalents) in 2019 on or before March 15, 2019. If Mr. Vice breaches the 2016 RPSR Terms or this Agreement, he agrees to deliver to the Company immediately upon request an amount in cash equal to the aggregate Fair Market Value, determined as of the payment date of all RPSRs already settled, including any Dividend Equivalents. Except as modified hereby, the 2016 RPSR Terms shall continue to apply in accordance with their terms.

3.5.4
Mr. Vice will receive his Early Retirement treatment of his 2017 Restricted Performance Stock Rights (RPSR) grant, provided (i) Mr. Vice’s employment continues through July 30, 2017; and (ii) the Company determines that Mr. Vice has complied and continues to comply with all of his obligations under 2017 RPSR Terms and this Agreement (including without limitation the provisions of Sections 6 and 3.6). If Mr. Vice breaches the 2017 RPSR Terms or this Agreement, he agrees to deliver to the Company immediately upon request an amount in cash equal to the aggregate Fair Market Value, determined as of the payment date of all RPSRs already settled, including any Dividend Equivalents. Except as modified hereby, the 2017 RPSR Terms shall continue to apply in accordance with their terms.

3.5.5
Mr. Vice and the Company agree that the holding periods with respect to any stock currently subject to a hold pursuant to (i) Section 9 of the (A) 2011 and 2012 Terms and Conditions Applicable To Restricted Stock Rights, (B) 2011 and 2012 Terms and Conditions Applicable To Restricted Performance Stock Rights, and/or (C) Terms and Conditions Applicable to 2011 Stock Options, and (ii) Section 11 of the (A) Terms and Conditions Applicable To 2013 Restricted Stock Rights, (B) Terms and Conditions Applicable To 2013 Restricted Performance Stock Rights, and/or (C) the terms and conditions applicable to equity grants by which payments are made to Mr. Vice in 2017, 2018, 2019, and 2020, will expire as scheduled in the applicable terms and conditions only to the extent that the Company provides a certification (not to be unreasonably withheld) to Fidelity (or any successor vendor) that, to the best of the Company’s knowledge, Mr. Vice has complied with this Agreement and the applicable terms and conditions of the grants through the expiration date of the holding period.

3.6
The payments and benefits described in this Section 3 are contingent upon: (i) Mr. Vice’s execution of this Agreement, (ii) his execution of the attached Exhibit A (General Release Agreement) on his Retirement Date, as defined in Section 4 (without revocation), and (iii) his full compliance with the terms and conditions of this Agreement (including without limitation Section 6). The terms and conditions of the General Release Agreement are incorporated into this Agreement as if fully set forth herein.

4.	RETIREMENT: Mr. Vice will voluntarily retire as an employee of the Company, with a last day of work of August 18, 2017. This shall be his Retirement Date.

5.
COMPLETE RELEASE: Mr. Vice RELEASES the Company from liability for any claims, demands or causes of action, known or unknown, against the Company and the Released Parties (except as described in Section 5.5). This Release applies not only to the “Company” itself, but also to all Northrop Grumman parents, subsidiaries, affiliates, predecessors, and successors, and (i) its and their employee benefit plans, and the trustees, fiduciaries and administrators of any such plans, and (ii) its and their past or present officers, directors, agents and employees (“Released Parties”). For purposes of this Release, the term “Mr. Vice” includes not only Mr. Vice himself, but also his heirs, spouses or former spouses, domestic partners or former domestic partners, executors and agents. Except as described in Section 5.5, this Release extinguishes all of Mr. Vice’s claims, demands or causes of action, known or unknown, against the Company and the Released Parties, on account of or arising out of anything that has happened, developed, or occurred on or before the date Mr. Vice signs this Agreement.

5.1	This Release includes, but is not limited to, claims relating to Mr. Vice’s employment by or retirement from the Company and any Released Party, any rights of continued employment, reinstatement or reemployment by the Company and any Released Party, claims relating to or arising under Company or Released Party dispute resolution procedures, claims for any costs or attorneys’ fees incurred by Mr. Vice, and claims for severance benefits.

5.2
This Release includes, but is not limited to, claims arising under, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the anti-retaliation provision of the False Claims Act, Executive Order No. 11246, the Civil Rights Act of 1991, and 42 U.S.C. § 1981. It also includes, but is not limited to, claims under Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; any laws prohibiting discrimination in employment based on veteran status or any other protected basis; any applicable state human rights statutes; and any other federal, state or local laws, ordinances, regulations and common law, to the fullest extent permitted by law.

5.3
This Release also includes, but is not limited to, any rights, claims, causes of action, demands, damages or costs arising under or in relation to the personnel policies or employee handbooks of the Company and any Released Party, or any oral or written representations or statements made by the Company and any Released Party, past and present, or any claim for wrongful discharge, breach of contract (including any employment agreement), breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, or defamation.

5.4	Mr. Vice agrees that his Release includes claims which he did not know of or suspect to exist at the time he signed this Agreement, and that this Release extinguishes all known and unknown claims.

5.5
However, this Release does not include any rights Mr. Vice may have: (1) to enforce this Agreement and his rights to receive the benefits described in Section 3 of this Agreement; (2) to any indemnification rights Mr. Vice may have for expenses or losses incurred in the course and scope of his employment; (3) to workers’ compensation benefits; (4) to earned, banked or accrued but unused PTO; (5) to vested benefits under any qualified or non-qualified pension or savings plan; (6) to continued benefits in accordance with COBRA; (7) to government-provided unemployment insurance; (8) to file a claim or charge with any government agency and to receive any whistleblower award (although Mr. Vice is releasing any rights he may have to recover damages or other individual relief in connection with the filing of such a claim or charge); (9) to claims that cannot lawfully be released; (10) to any rights Mr. Vice may have for retiree medical coverage; (11) to any rights Mr. Vice may have with respect to his existing equity grants under the Company’s Long Term Incentive Stock Plan, as modified by this Agreement; or (12) to claims that arise from acts or omissions that occur after the date Mr. Vice signs this Agreement.

6.	POST-EMPLOYMENT CONDUCT:

6.1
Mr. Vice shall not, directly or indirectly, through the assistance of a third party, or counsel, on his own behalf or on behalf of another person or entity, by any means issue or communicate any statement that is critical or disparaging or may reasonably be interpreted as critical or disparaging of any Released Party or its/their employees, products or services; provided that neither the foregoing nor any other provision of this Agreement affects Mr. Vice’s right to provide truthful information to government authorities or his obligations to cooperate with any government investigation or to respond truthfully to any lawful government inquiry or to give truthful testimony in court.

6.2
During the term of his employment through his Retirement Date, Mr. Vice was exposed to and involved in the development of various of Northrop Grumman’s most valuable, unique and material trade secrets and confidential and proprietary information, not only within the Aerospace Systems sector and the former Technical Services sector, but across Northrop Grumman. Mr. Vice occupies one of the most senior executive positions in the Company and has far-reaching access to and is widely exposed to Northrop Grumman’s highly confidential, valuable and sensitive information; customer, partner, supplier and employee relationships; intellectual property; privileged and confidential information; short and long term strategies and tactical plans; investments and technologies; human capital; and financial information and plans. Northrop Grumman has a very significant, legitimate business interest in restricting Mr. Vice’s ability to compete or solicit in the specific manner set forth below.

6.3
Mr. Vice agrees that for a period of twenty-four (24) months from his Retirement Date, he will not, directly or indirectly, oversee, control, support or in any way participate in (i) the design, operation, research, manufacture, marketing, sale, or distribution of Competitive Products and Services or (ii) the development of requirements or military, financial or political support for Competitive Products and Services. For purposes of this Agreement, “Competitive Products and Services” shall mean products or services that compete for resources with or are an alternative or potential alternative to, the products sold or services provided by Northrop Grumman, including without limitation products and services in the areas of manned and unmanned aircraft, space, C4ISR, cyber, sensors, electronics, through-life support and technology services.

6.4
Mr. Vice agrees that for a period of twenty-four (24) months from the Retirement Date, he will not engage in a Competitive Business, including as director, member, partner, principal, proprietor, agent, consultant, officer, or employee. For the purpose of this Agreement, “Competitive Business” shall mean one that engages, directly and indirectly, in a business engaged in by the Company or any of its parents, subsidiaries, affiliates or joint ventures, as of the Retirement Date, including a business that provides products and/or services as a prime or subcontractor to government customers in the United States of America, the United Kingdom, NATO, the European Union, Australia, South Korea, Japan, India, the United Arab Emirates, Qatar, Kuwait, Iraq, Afghanistan, and/or the Kingdom of Saudi Arabia, in the areas of manned and unmanned aircraft, space, C4ISR, strike systems, cyber, sensors, electronics, through-life support and technology services. Provided, however, that the following activities will not alone constitute a breach of this Section 6.4 covenant: (i) ownership for investment purposes of not more than five percent (5%) of the total outstanding equity securities (or other interests) of any entity; (ii) serving as a principal, partner, director, employee, consultant or advisor to a Private Equity Firm, provided that such activities do not involve advising the Private Equity Firm in any way regarding the Company, its parents, subsidiaries or affiliates, or a Competitive Business; or (iii) working in a capacity that does not in any way involve the executive, business, financial, administrative, human resources or operational management; sale or marketing; research; design; product development; manufacturing/production; sale or strategy of Competitive Products or Services.

6.5
For a period of twenty-four (24) months from his Retirement Date, Mr. Vice shall not, directly or indirectly, solicit any customer, supplier, teammate or partner of Northrop Grumman with whom Mr. Vice engaged, or about whom Mr. Vice received any confidential, sensitive, or proprietary information, in the course of Mr. Vice’s employment with Northrop Grumman, for purposes of developing, considering or providing products or services in competition with Northrop Grumman.

6.6
For a period of twenty-four (24) months from his Retirement Date, Mr. Vice shall not, directly or indirectly, through assistance, information or counsel, on his own behalf or on behalf of another person or entity, solicit or offer to hire, any person who was, within a period of six months prior to the Retirement Date, employed by any Released Party, with whom Mr. Vice worked or about whom Mr. Vice received any information in the course of his employment with Northrop Grumman.

6.7
Mr. Vice reaffirms his obligation and agrees to fully protect and not disclose any confidential, privileged, proprietary or otherwise protected information of the Company or any Released Party, including without limitation, trade secrets, intellectual property, strategies, pricing, business relationships, financial plans, privileged communications and business development plans. Mr. Vice has not and will not claim ownership of any rights to any Company or Released Party intellectual property. Prior to his Retirement Date, Mr. Vice agrees to execute and continue to comply with Corporate Form C-100D, which is incorporated into this Agreement as if fully set forth herein.

6.8
The Company enters into this Agreement and provides the compensation and benefits set forth in Section 3 in significant part as consideration for the restrictive covenants set forth in Section 6. If Mr. Vice violates any of the covenants in Section 6, in addition to any other remedies available to it, including injunctive relief, the Company may require that (i) Mr. Vice forfeit all payments yet to be paid under Section 3; (ii) any unvested and/or unpaid RSRs and/or RPSRs (and associated Dividend Equivalents) be terminated without payment to Mr. Vice; and (iii) Mr. Vice immediately deliver to the Company an amount in cash equal to the aggregate Fair Market Value, determined as of the vesting and/or payment date of all RSRs and RPSRs already received as referenced in Section 3, including any Dividend Equivalents, as well as any cash payments referenced in Section 3.

6.9
Further, Mr. Vice acknowledges and agrees that a breach of any of the provisions of Section 6 will result in immediate, irreparable and continuing damage to the Company for which there is no adequate remedy at law, and the Company will be entitled to injunctive relief and a decree of specific performance, in addition to other relief as may be proper, including monetary damages and relief provided for in Section 3 above. Mr. Vice agrees that the applicable post-employment restriction periods shall be extended by any period of time during which it is found that he was in violation of such restrictions.

6.10
Mr. Vice agrees that the restrictions set forth in Section 6 are (i) reasonable and necessary in all respects, including duration, territory and scope of activity, in order to protect Northrop Grumman’s non-public trade secrets and proprietary information, (ii) that the parties have agreed to limit Mr. Vice’s right to compete only to the extent necessary to protect Northrop Grumman’s legitimate business interests, and (iii) that he will be able to earn a livelihood without violating the restrictions in Section 6. It is the intent of the parties that the provisions of Section 6 shall be enforced to the fullest extent permissible under applicable law. However, if any portion of this covenant is deemed overbroad or unenforceable due to challenge by him, Mr. Vice will hereby forego all consideration provided in Section 3, and to the extent such consideration has already been paid, will return all consideration provided him under Section 3 (other than earned and paid base salary).

7.
FULL DISCLOSURE: Mr. Vice acknowledges that he is not aware of, or has fully disclosed to the General Counsel of the Company (or her delegate), any matters for which he was responsible or which came to his attention as an employee, which might reasonably be expected to give rise to a claim or cause of action against, or investigation or audit of the Company and/or any Released Party, including without limitation any knowledge of potential fraud, overpayments, false statements, improper or erroneous financial reporting, violations of law or regulation, employee misconduct, or violations of the Company’s Standards of Business Conduct or other policies or procedures. Mr. Vice has reported to the Company all work-related injuries, if any, that he has suffered or sustained during his employment with the Company and any Released Party. Mr. Vice has properly reported all hours he worked.

8.
NO UNRESOLVED CLAIMS: This Agreement has been entered into with the understanding that there are no unresolved claims of any nature that Mr. Vice has against the Company. Mr. Vice acknowledges and agrees that except as specified in Section 3, all compensation, benefits, and other obligations due Mr. Vice by the Company, whether by contract or by law, have been paid or otherwise satisfied in full.

9.
RETURN OF COMPANY PROPERTY: Mr. Vice agrees to return any and all property and equipment of the Company and any Released Party that he may have in his possession, including without limitation all confidential, privileged, proprietary or otherwise protected electronic and paper documents, no later than the Retirement Date, except to the extent this Agreement explicitly provides to the contrary.

10.
WITHHOLDING OF TAXES: The Company shall be entitled to withhold from any amounts payable or pursuant to this Agreement all taxes as legally shall be required (including, without limitation, United States federal taxes, and any other state, city or local taxes).

11.	ADVICE OF COUNSEL: The Company encourages Mr. Vice to seek and receive advice about this Agreement from an attorney of his choosing.

12.	DENIAL OF WRONGDOING: Neither party, by signing this Agreement, admits any wrongdoing or liability to the other. Both the Company and Mr. Vice deny any such wrongdoing or liability.

13.
COOPERATION: Mr. Vice agrees that, for at least sixty (60) months following the Retirement Date, he will reasonably cooperate with Company and any Released Party regarding requests for assistance by providing support in connection with claims, litigation and investigations, including without limitation serving as a witness and/or providing information about matters connected with Mr. Vice’s prior employment with the Company or any Released Party; provided, however, that any such cooperation in excess of 40 hours per year shall be subject to mutually agreeable reasonable compensation. The Company or the Released Party requesting assistance shall reimburse Mr. Vice for any travel costs he incurs in connection with his cooperation, in accordance with its travel cost reimbursement policy for active appointed officers.

14.	ARBITRATION, JURISDICTION, AND VENUE:

14.1
Except as otherwise provided in this Section 14, any cause of action or claim arising out of or related to this Agreement (including any claim that either party has violated this Agreement or regarding its enforceability) will be determined through final and binding arbitration, rather than through litigation in court, in accordance with CTM H200 USHR 2-32.

14.2	The Company and Mr. Vice agree that any arbitration hearing and related proceedings shall be convened and conducted in Falls Church, VA.

14.3
The Company and Mr. Vice agree that the prevailing party in the arbitration shall be entitled to receive from the losing party reasonably incurred attorneys’ fees and costs, except in any challenge by Mr. Vice to the validity of the General Release Agreement (attached hereto as Exhibit A) under the Age Discrimination in Employment Act and/or Older Workers Benefit Protection Act.

14.4
If the Company or Mr. Vice believes they require immediate relief to enforce or challenge this Agreement, before arbitration is commenced or concluded, either party may seek injunctive or other provisional equitable relief from state or federal court in the Commonwealth of Virginia.  Either party may also proceed in state or federal court in the Commonwealth of Virginia to compel arbitration or to enforce an arbitration award under this Agreement.  All court actions or proceedings arising under this Agreement shall be heard in state or federal court in the Commonwealth of Virginia.  The Company and Mr. Vice hereby waive any right to object to such actions on grounds of venue, jurisdiction or convenience.  The Company and Mr. Vice stipulate that the state and federal courts located in or for Fairfax County, Virginia shall have in personam jurisdiction and venue for the purpose of litigating any such dispute, controversy, claim, or complaint arising out of or related to this Agreement.  Mr. Vice hereby agrees that service of process sufficient for personal jurisdiction in any action or proceeding involving him may be made by registered or certified mail, return receipt requested, to the address on file with the Company, or by electronic service of process through the Internet when authorized by a court of competent jurisdiction.

15.
SOLE AND ENTIRE AGREEMENT; TRADE SECRETS: This Agreement expresses the entire understanding between the Company and Mr. Vice on the matters it covers. It supersedes all prior discussions, agreements, understandings and negotiations between the parties on these matters; except that any writing between the Company and Mr. Vice relating to protection or non-disclosure of Company trade secrets or other information, intellectual property and/or certifications made by Mr. Vice shall remain in effect, and the Terms and Conditions Applicable to 2014, 2015, 2016, and 2017 Restricted Performance Stock Rights and Restricted Stock Rights shall all remain in full force and effect in accordance with their terms except as modified hereby. Mr. Vice shall not be held liable under this Agreement for properly making any confidential disclosure of a Company trade secret or other intellectual property to a government official for purposes of reporting or in connection with the investigation of a suspected violation of law or regulation.

16.	MODIFICATION: Once this Agreement takes effect, it may not be cancelled or changed, unless done so in a document signed by both Mr. Vice and an authorized Company representative.

17.	GOVERNING LAW: This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to rules regarding conflicts of law.

18.	ADVICE OF COUNSEL; VOLUNTARY AGREEMENT:
MR. VICE ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS, CONFER WITH COUNSEL, AND CONSIDER ALL OF THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING IT. HE FURTHER AGREES THAT HE HAS READ THIS AGREEMENT CAREFULLY, THAT HE UNDERSTANDS IT, AND THAT HE IS VOLUNTARILY ENTERING INTO IT. MR. VICE UNDERSTANDS AND ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS HIS RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT HAS BEEN NEGOTIATED AND EXECUTED WITHIN THE COMMONWEALTH OF VIRGINIA.

Date:     February 27, 2017        By: /s/ Thomas E. Vice
THOMAS E. VICE
In: Falls Church, Fairfax County, Virginia

Date:     February 27, 2017        By: /s/ Denise M. Peppard
Northrop Grumman Systems Corporation
In: Falls Church, Fairfax County, Virginia

Title: CHRO

EXHIBIT A

GENERAL RELEASE AGREEMENT

This is an agreement (hereinafter “Release” or “Release Agreement”) between Thomas E. Vice(“Mr. Vice”) and Northrop Grumman Systems Corporation (“Northrop Grumman” or “the Company”) regarding Mr. Vice’s employment with the Company and his acceptance of certain benefits in exchange for valuable consideration; Mr. Vice’s retirement from the Company; and Mr. Vice’s agreement to the terms contained in this Release Agreement and the previously executed Transition and Retirement Agreement, all the terms of which are incorporated by reference as if fully set forth herein. The purpose of this Release Agreement is to resolve fully and finally any and all matters concerning Mr. Vice’s employment with the Company and his retirement from the Company.

1.In exchange for this Release Agreement, the Company will provide Mr. Vice with certain consideration as outlined in the Transition and Retirement Agreement dated February 27, 2017 (“Transition and Retirement Agreement”).
2.This Release Agreement satisfies the requirement that Mr. Vice executes a General Release Agreement as set forth in Section 3.6 of the Transition and Retirement Agreement.
3.In exchange for the consideration exchanged between Mr. Vice and the Company as set forth in the Transition and Retirement Agreement and this Release Agreement, Mr. Vice RELEASES the Company from liability for any claims, demands or causes of action, known or unknown, against the Company and the Released Parties, on account of or arising out of anything that has happened, developed, or occurred on or before the date Mr. Vice signs this Release Agreement (except as described in Section 3.5). This Release applies not only to the “Company” itself, but also to all Northrop Grumman parents, subsidiaries, affiliates, related companies, predecessors, successors, its or their employee benefit plans, trustees, fiduciaries and administrators, and any and all of its and their respective past or present officers, directors, agents and employees (“Released Parties”). For purposes of this Release, the term “Mr. Vice” includes not only Mr. Vice himself, but also his heirs, spouses or former spouses, domestic partners or former domestic partners, executors and agents. Except as described in Section 3.5, this Release extinguishes all of Mr. Vice’s claims, demands or causes of action, known or unknown, against the Company and the Released Parties, on account of or arising out of anything that has happened, developed, or occurred on or before the date Mr. Vice signs this Release Agreement.

3.1
This Release includes, but is not limited to, claims relating to Mr. Vice’s employment by or retirement from the Company and any Released Party, any rights of continued employment, reinstatement or reemployment by the Company and any Released Party, claims relating to or arising under Company or Released Party dispute resolution procedures, claims for any costs or attorneys’ fees incurred by Mr. Vice, and claims for severance benefits.

3.2
This Release includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the anti-retaliation provision of the

False Claims Act, Executive Order No. 11246, the Civil Rights Act of 1991, and 42 U.S.C. § 1981. It also includes, but is not limited to, claims under Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; any laws prohibiting discrimination in employment based on veteran status or any other protected basis; any state human rights statutes that may be applicable; and any other federal, state or local laws, ordinances, regulations and common law, to the fullest extent permitted by law.

3.3
This Release also includes, but is not limited to, any rights, claims, causes of action, demands, damages or costs arising under or in relation to the personnel policies or employee handbooks of the Company and any Released Party, or any oral or written representations or statements made by the Company and any Released Party, past and present, or any claim for wrongful discharge, breach of contract (including any employment agreement), breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, or defamation.

3.4	Mr. Vice agrees that his Release includes claims which he did not know of or suspect to exist at the time he signed this Agreement, and that this Release extinguishes all known and unknown claims.

3.5
However, this Release does not include any rights Mr. Vice may have: (1) to enforce this Release Agreement or the Transition and Retirement Agreement and his rights to receive the compensation and benefits described in this Release Agreement or the Transition and Retirement Agreement; (2) to any indemnification rights Mr. Vice may have for expenses or losses incurred in the course and scope of his employment; (3) to test the knowing and voluntary nature of this Release Agreement under The Older Workers Benefit Protection Act; (4) to workers’ compensation benefits; (5) to earned, banked or accrued but unused vacation pay; (6) to vested benefits under any qualified or non-qualified pension or savings plan; (7) to continued benefits in accordance with COBRA; (8) to government-provided unemployment insurance; (9) to file a claim or charge with any government administrative agency and to receive a whistleblower award (although Mr. Vice is releasing any rights he may have to recover damages or other individual relief in connection with the filing of such a claim or charge); (10) to claims that cannot lawfully be released; (11) to any rights Mr. Vice may have for retiree medical coverage; (12) to any rights Mr. Vice may have with respect to his existing equity grants under the Company’s Long Term Incentive Stock Plan, as modified by the Transition and Retirement Agreement; or (13) to claims that arise from acts or omissions that occur after the date Mr. Vice signs this Release Agreement.

4.Mr. Vice acknowledges that, as of the Retirement Date (as defined in the Transition and Retirement Agreement), he is not aware of, or has fully disclosed to the General Counsel of the Company (or her delegate), any matters for which he was responsible or which came to his attention as an employee, which might reasonably be expected to give rise to a claim or cause of action against, or investigation or audit of the Company and/or any Released Party, including without limitation any knowledge of potential fraud, overpayments, false statements, improper or erroneous financial reporting, violations of law or regulation, employee misconduct, or violations of the Company’s Standards of Business Conduct or other policies or procedures. Mr. Vice has reported to the Company all work-related injuries, if any, that he has suffered or sustained during his employment with the Company and any Released Party. Mr. Vice has properly reported all hours he worked.
5.This Release Agreement has been entered into with the understanding that there are no unresolved claims of any nature which Mr. Vice has against the Company. Mr. Vice acknowledges and agrees that except as specified in Section 3 of the Transition and Retirement Agreement, all compensation, benefits, and other obligations due Mr. Vice by the Company, whether by contract or by law, have been paid or otherwise satisfied in full.
6.The Company encourages Mr. Vice to seek and receive advice about this Release Agreement from an attorney of his choosing, and Mr. Vice has had the opportunity to do so. Mr. Vice has twenty-one (21) calendar days to consider this Release Agreement, which he agrees is a reasonable period of time.
7.Mr. Vice may revoke this Release Agreement within seven (7) calendar days of his signature date. To do so, Mr. Vice must deliver a written revocation notice to Ms. Denise Peppard, Chief Human Resources Officer, at 2980 Fairview Park Drive, Falls Church, Virginia 22042. Mr. Vice must deliver the notice to Ms. Peppard no later than 4:30 p.m. ET on the seventh calendar day after Mr. Vice’s signature date. If Mr. Vice revokes this Release Agreement, it shall not be effective or enforceable and Mr. Vice will not receive the compensation and benefits described in this Release Agreement or the Transition and Retirement Agreement.
MR. VICE ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS, CONFER WITH COUNSEL, AND CONSIDER ALL OF THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING IT. HE FURTHER AGREES THAT HE HAS READ THIS AGREEMENT CAREFULLY, THAT HE UNDERSTANDS IT, AND THAT HE IS VOLUNTARILY ENTERING INTO IT. MR. VICE UNDERSTANDS AND ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS HIS RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Date:     February 27, 2017        By: /s/ Thomas E. Vice
Thomas E. Vice

Date:     February 27, 2017        By: /s/ Denise M. Peppard
Northrop Grumman Systems Corporation

Title: CHRO